BRESSLER, AMERY & ROSS
                           17 State Street
                          New York, NY 10004
                        212-425-9300 (phone)
                          212-425-9337 (fax)


                                   March 19, 1996

MicroENERGY, Inc.
350 Randy Road
Carol Stream, IL 60188

Gentlemen:

     We have acted as counsel for MicroENERGY, Inc., a Delaware corporation (the "Company") in connection with the registration
statement on Form SB-2 (No. 33-     ) filed by the Company under the
Securities Act of 1933 with respect to the offering of 430,000 shares of Series A Preferred Stock, $.01 par value, and 215,000 Class A Preferred Stock Purchase Warrants, all being issued and sold by the Company as set forth in the Registration Statement.

          In addition, pursuant to the Registration Statement, the Company has agreed to sell to the Representative of the Underwriters warrants (the "Representative's Warrants") to purchase 43,000 shares of Series A Preferred Stock and 21,500 Class A Preferred Stock Warrants at an exercise price equal to 120% of the public offering price of the Securities.

          In connection with the Registration Statement, we have examined such records and documents and such questions of law as we have deemed necessary or appropriate for purposes of this opinion, including but not limited to the following:

(a) Articles of Incorporation, as amended to date, of the Company certified by the Delaware Secretary of State;

     (b)  By-Laws of the Company;

     (c) Minutes, resolutions and documentary evidence of other actions taken by the shareholders and Board of Directors of the Company through March 18, 1996;

     (d)  Specimen of the certificate for the Company's Series A
Preferred Stock, Common Stock and Warrants;

     (e) The form of Warrant Agreement between the Company and American Stock Transfer and Trust Company, as filed as an exhibit to the Registration Statement.

          Additionally, we have consulted with officers and directors of the Company and have obtained such representations from such persons with respect to matters of fact as we deem necessary or advisable.

          Based on the forgoing and on all other instruments, documents and matters examined and necessary for the rendering of this opinion, we are of the opinion that, subject to the filing with the Secretary of State of Delaware of a certificate designating the terms of the Preferred Stock, and to the effectiveness of the Registration Statement with the SEC, and to registration or qualification under the securities laws of the states in which the Shares may be sold as of the date hereof:

          (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

          (2) The shares registered pursuant to the Registration
Statement have been duly and validly authorized for issuance by action of the Board of Directors of the Company, and will, when sold, be legally issued, fully paid, and non-assessable.

          (3) A sufficient number of shares of Preferred Stock has been duly authorized and has been reserved for issuance upon exercise of the Class A Warrants and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable.

          (4) A sufficient number of shares of Common Stock has been duly authorized and has been reserved for issuance upon conversion of the Series A Preferred Stock and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable.

          (5) A sufficient number of shares of Series A Preferred
Stock has been duly authorized and has been reserved for issuance upon exercise of the Representative's Warrants and, when issued and paid for, will be duly and validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                   Very truly yours,

                                   BRESSLER, AMERY & ROSS



                                   By:/s/
                                          A Member of the Firm

RB/rk